UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

Private Media Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25067	87-0365673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

Registrant’s telephone number, including area code: 34-93-620-8090

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Election Results for Annual Meeting of Shareholders held January 11, 2012

Private Media Group, Inc. (the “Company”) held its Annual Meeting of Shareholders on January 11, 2012, in Las Vegas, Nevada. Two proposals were presented at the Meeting for approval: (1) to elect six directors; and (2) to ratify the appointment of BDO Auditores S.L. as the Company’s independent registered public accountants for the fiscal year ended December 31, 2011.

Following are the results of the voting at the Annual Meeting;

Proposal No. 1 – Election of Six Nominees for Director:

Nominee for Director	Number of Shares Voted for	Number of Shares Withheld	Number of Shares Abstained
Eric Johnson	17,010,773	204,130	n/a
Jan Jensen	5,315,874	239,813	n/a
Stefan Gunnarsson	5,314,974	240,713	n/a
Lars Ryd	5,313,874	241,813	n/a
Bo Rodebrant	5,312,343	243,344	n/a
Berth Milton	5,312,555	243,132	n/a
Ilan Bunimovitz	11,659,216	—	n/a
Anna Maksimova	11,659,216	—	n/a
Michael Martinez	11,659,216	—	n/a
Charles William Prast	11,659,216	—	n/a
James McCormick	11,659,216	—	n/a

Accordingly, Eric Johnson, Ilan Bunimovitz, Anna Maksimova, Michael Martinez, James McCormick and Charles William Prast were elected as Directors of the company.

Proposal No. 2 – Ratify BDO Auditores S.L. as Independent Registered Accounting Firm for the Fiscal Year ending December 31, 2011:

Number of Shares Voted for	Number of Shares Against	Number of Shares Abstained
18,246,434	53,602	157,001

No other matter was submitted to a vote at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: January 13, 2012

	By:	/s/ Eric Johnson
Eric Johnson
Director and Court Appointed Receiver

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